REPORT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS	ON INTERNAL CONTROL


Board of Directors and Shareholders
The Navellier Millenium Funds
Reno, Nevada

In planning and performing our audit of the financial statements of Navellier Top 20
Portfolio, Millenium International Growth
Portfolio, Millenium Large Cap Growth Portfolio, and Millenium All Cap Growth Portfolio, each a series of shares of the Navellier Millenium
Funds, for the year ended December 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for
establishing and maintaining internal control.
In fulfilling this responsibility, estimates and
judgments by management are required to assess
the expected benefits and related costs of
controls.   Generally, controls that are
relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America.
Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would
not necessarily disclose all matters in internal
control that might be material weaknesses under
standards established by the American Institute
of Certified Public Accountants.   A material
weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of December 31, 2001.

This report is intended solely for the
information and use of management and the Board of Directors of The Navellier Millenium Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
February 15, 2002